CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 21, 2008, relating to the financial statements and financial highlights which appear in the December 31, 2007 Annual Report to Shareholders of The Masters' Select Funds Trust, which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings "Financial Highlights" and "Financial Statements" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California
April 29, 2008